Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-effective Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 30, 1998, relating to the financial statements of UCBH Holdings, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Francisco, California

October 7, 1998